PARTICIPATING FUNDS

..  U.S. Registered Funds (Name of Fund, Aladdin Ticker):

   BlackRock Municipal 2018 Term Trust (BPK)
   BlackRock Municipal 2020 Term Trust (BKK)
   BlackRock Municipal Target Term Trust (BTT2)
   BlackRock Pennsylvania Municipal Bond Fund of BlackRock Multi-State Municip (BR-PAMUNI)
   BlackRock MuniYield Pennsylvania Quality Fund, Inc. (MPA)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

                   Date of Offering Commencement:  05/07/15

                   Security Type:                  BND/MUNI

Issuer                     CUMBERLAND COUNTY MUNICIPAL AUTHORITY-REVENUE BONDS,
                           SERIES 2015

Selling Underwriter        WELLS FARGO SECURITIES LLC

Affiliated Underwriter(s)  [X]  PNC Capital Markets LLC
                           [_]  Other:

List of Underwriter(s)     Wells Fargo Securities, PNC Capital Markets LLC, M&T
                           Securities, Inc.

TRANSACTION DETAILS

                         Date of Purchase  05/07/2015

   Purchase Price/Share    $105.303
   (PER SHARE / % OF PAR)  $106.757
                           $108.383
                           $107.804
                           $105.122 Total Commission, Spread or Profit  0.644

1. Aggregate Principal Amount Purchased (a+b)........................................ $ 15,355,000
    a.US Registered Funds (Appendix attached with individual Fund/Client purchase)    $ 15,355,000
    b.Other BlackRock Clients                                                                  N/A
2. Aggregate Principal Amount of Offering............................................ $147,545,000

Rule 10f-3 Report - Definitions

                       FUND RATIO
                       [Divide Sum of #1 by #2].
                       Must be less than 0.25... 0.10407

Rule 10f-3 Report - Definitions


LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[_]U.S. Registered Public Offering  [Issuer must have 3 years of continuous operations]

[_]Eligible Rule 144A Offering      [Issuer must have 3 years of continuous operations]

[X]Eligible Municipal Securities

[_]Eligible Foreign Offering        [Issuer must have 3 years of continuous operations]

[_]Government Securities Offering   [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X]The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[_]If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

 [X]YES  The securities were offered pursuant to an underwriting or similar
 [_]NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

 [X]YES  No affiliated underwriter was a direct or indirect participant in, or
 [_]NO   benefited directly or indirectly from, the transaction.

          Completed by:  Steven DeLaura                Date:05/14/15
                         ------------------------------
                         Global Syndicate Team Member

          Approved by:   Eileen Rodriguez              Date:05/14/15
                         ------------------------------
                         Global Syndicate Team Member

Rule 10f-3 Report - Definitions


DEFINITIONS

TERM                       DEFINITION
Fund Ratio................ Number appearing at the bottom of page 1 of 2 of the Rule 10f-3 Report form. It is the sum of the
                           Funds' participation in the offering by the Funds
                           and other accounts managed by BlackRock divided by
                           the total amount of the offering.

Eligible Foreign Offering. The securities are sold in a public offering conducted under the laws of a country other than the United States and

                           (a)the offering is subject to regulation in such
                              country by a "foreign financial regulatory authority," as defined in Section 2(a)(50) of the Investment Company Act of 1940;

                           (b)the securities were offered at a fixed price to
                              all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer);

                           (c)financial statements, prepared and audited as
                              required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and

                           (d)if the issuer is a "domestic issuer," i.e.,
                              other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section
                              12(b) or 12(g) of the Securities Exchange Act of
                              1934 or is required to file reports pursuant to
                              section 15(d) of that act, and (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities (or for such shorter period that the issuer was required to file such material)

Rule 10f-3 Report - Definitions

 TERM                            DEFINITION
 Eligible Municipal Securities.. The securities:

                                 (a)are direct obligations of, or obligations
                                    guaranteed as to principal or interest
                                    by, a State or any political subdivision thereof, or any agency or instrumentality of a State or any political subdivision thereof, or any municipal corporate instrumentality of one or more States, or any security which is an industrial development bond (as defined in section
                                    103(c)(2) of Title 26) the interest on
                                    which is excludable from gross income
                                    under certain provisions of the Internal
                                    Revenue Code;

                                 (b)are sufficiently liquid that they can be
                                    sold at or near their carrying value
                                    within a reasonably short period of time;
                                    and
                                 (c)either

                                     (1)are subject to no greater than
                                        moderate credit risk; or

                                     (2)if the issuer of the municipal
                                        securities, or the entity supplying
                                        the revenues or other payments from
                                        which the issue is to be paid, has
                                        been in continuous operation for less
                                        than three years, including the
                                        operation of any predecessors, the
                                        securities are subject to a minimal
                                        or low amount of credit risk.

                                 Also, purchases of municipal securities may not be designated as group sales or otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

 Eligible Rule 144A Offering.... The securities are sold in an offering where

                                 (a)the securities are offered or sold in
                                    transactions exempt from registration
                                    under Section 4(2) of the Securities Act of 1933, Rule 144A thereunder, or Rules
                                    501-508 thereunder;

                                 (b)the securities were sold to persons that
                                    the seller and any person acting on
                                    behalf of the seller reasonably believe
                                    to include qualified institutional
                                    buyers, as defined in Rule 144A ("QIBs");
                                    and

                                 (c)the seller and any person acting on
                                    behalf of the seller reasonably believe
                                    that the securities are eligible for
                                    resale to other QIBs pursuant to Rule
                                    144A.

 Government Securities Offering. The security is issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

Rule 10f-3 Report - Definitions

TERM                              DEFINITION
U.S. Registered Public Offering.. The securities offered are registered under the Securities Act of 1933 that are being
                                  offered to the public.